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                                                                    EXHIBIT 99.2

PROLOGIS

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

Return your completed Automatic
Monthly Investment Form to:
EquiServe Trust Company, N.A.
P.O. Box 43010
Providence, RI 02940-3010

AUTOMATIC MONTHLY INVESTMENT FORM
  INSTRUCTIONS FOR REVERSE SIDE OF FORM

1. Indicate Type of Account, Checking or Savings.

2. Indicate complete Bank Account Number.

3. Fill out the Name on the Account as it appears on your bank account.

4. Fill out the complete name of your Financial Institution including the Branch Name and Address.

5. Fill out the Bank Transit/Routing Number from your check or savings deposit slip.

6. Indicate the monthly amount authorized to be transferred from your bank account to purchase ProLogis common shares ($200 minimum, $10,000 per month maximum).

   Please call EquiServe toll free at 1-800-956-3378 with any questions.

   Signature:
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   Signature (Joint Account Only):
                                ------------------------------------------------

   Date:                               Phone Number:
        ----------------------                      ----------------------------


I hereby authorize EquiServe Trust Company, N.A. as the Plan Agent to make monthly automatic transfers of funds from my savings/checking account in the amount stated on the reverse side of this form. These monthly transfers will be used to purchase common shares of ProLogis for deposit into my ProLogis account.
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PLEASE PRINT ALL ITEMS

1. Type of Account      Checking [ ]      Savings [ ]

2. ____________________________________________
   Bank Account Number

3. ____________________________________________
   Name on Account

4. ____________________________________________
   Financial Institution

   ____________________________________________
   Branch Street Address

   ____________________________________________
   Branch City, State and Zip Code

5. ____________________________________________
   Bank Transit/Routing Number (ABA#)

6. ____________________________________________
   Amount of Monthly Transfers ($200 minimum and $10,000 maximum per month)

Important Enclose a voided check (if a checking account) or deposit slip (if a savings account) for account and bank transit/routing number verification. Please allow 4 to 6 weeks for the first investment to be initiated.

(Note: Transfers from your bank account will occur on the 6th of each month or the next business day.)